UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2026

TEUCRIUM COMMODITY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215
Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

(802) 540-0019
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Teucrium Corn Fund	CORN	NYSE Arca
Teucrium Sugar Fund	CANE	NYSE Arca
Teucrium Soybean Fund	SOYB	NYSE Arca
Teucrium Wheat Fund	WEAT	NYSE Arca
Teucrium Agricultural Fund	TAGS	NYSE Arca

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2026, Cory Mullen-Rusin resigned as the Chief Compliance Officer of Teucrium Trading, LLC (the “Sponsor”), Sponsor of Teucrium Agricultural Fund, Teucrium Wheat Fund, Teucrium Soybean Fund, Teucrium Sugar Fund and Teucrium Corn Fund (collectively, the “Funds”), each a series of the Teucrium Commodity Trust (the “Registrant”). Ms. Mullen-Rusin will remain the Chief Financial Officer and Chief Accounting Officer of the Sponsor.

Effective January 1, 2026, Christi Powitzky has been appointed Chief Compliance Officer of the Sponsor. As Chief Compliance Officer, Ms. Powitzky is responsible for the compliance and reporting of the Sponsor and performs such additional executive, supervisory and management functions as required. As Chief Compliance Officer, Ms. Powitzky performs all other duties and enjoys all other powers which are commonly incident to the office of Chief Compliance Officer of a corporation.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Ms. Powitzky’s appointment as Chief Compliance Officer of the Sponsor. None of the officers of the Sponsor receive compensation from the Funds.

There are no transactions in which Ms. Powitzky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Biographical information for Ms. Powitzky is as follows:

Christi Powitzky has been the Chief Compliance Officer of the Sponsor since January 1, 2026 and was approved by the NFA as a Principal of the Sponsor on January 2, 2026. Ms. Powitzky is responsible for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements.  Ms. Powitzky has over fifteen years of experience as a compliance officer. Ms. Powitzky has been the Chief Compliance Officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC since August 2025. Ms. Powitzky was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on August 22, 2025. Ms. Powitzky generally assumes the same roles and duties in the subsidiary as in the parent company. Prior to joining the Sponsor, Ms. Powitzky served as Chief Compliance Officer of the Listed Funds Trust, an open-end management investment company consisting of multiple investment series, from June 2022 to August 2025. From June 2021 to July 2022, Ms. Powitzky was a Principal Consultant at ACA Group, a financial services company. From November 2018 to June 2021, Ms. Powitzky served as the Lead Manager of Global Communications Compliance for T. Rowe Price, a global investment management firm. Ms. Powitzky received her Bachelor of Science in Education from the University of Texas at Austin and her Master of Business Administration in Finance from the University of Houston. She maintains her main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. She is 51 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: January 2, 2026	By:	/s/ Sal Gilbertie
	Name:	Sal Gilbertie
	Title:	Chief Executive Officer